EXHIBIT 32.2

SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John Edmunds, the chief financial officer of Inphi Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

(i)	The Annual Report of the Company on Form 10-K for the annual period ended December 31, 2010 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2011

/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer)